Exhibit 99.1

Natural Health Trends Reports Second Quarter 2017 Financial Results

•	Expanded operating income margin to 25%

•	Increased quarterly dividend 10% to $0.11 per share

•	Declared special dividend of $0.25 per share

•	Announced official market entry into Peru

•	Received preliminary approval for Malaysian Direct Selling License

LOS ANGELES – August 2, 2017 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Total revenue decreased 36% to $51.5 million, compared to $80.4 million in the second quarter of 2016.

◦	Revenue from the Company’s Hong Kong operations, which represented 89% of total revenue, decreased 38% to $45.7 million, compared to $73.3 million in the second quarter of 2016.

◦	Revenue outside of Hong Kong decreased 18% to $5.8 million, compared to $7.1 million in the second quarter of 2016, and was partly mitigated by an increase in Europe of 256% year-over-year.

•
Operating income decreased 14% to $12.9 million, compared to $14.9 million in the second quarter of 2016. As a percent of total revenue, operating income was 25%, compared to 19% in the second quarter of 2016.

•	Net income was $10.3 million, or $0.91 per diluted share, compared to $12.2 million, or $1.07 per diluted share, in the second quarter of 2016.

•	The number of Active Members[1] decreased 6% to 107,290 at June 30, 2017, compared to 113,710 at March 31, 2017, and decreased 15% compared to 126,440 at June 30, 2016.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve month period.

Year-to-Date 2017 Financial Highlights

•	Total revenue decreased 28% to $111.3 million, compared to $154.7 million in the first six months of 2016.

•
Operating income decreased 11% to $25.9 million, compared to $28.9 million in the first six months of 2016. As a percent of total revenue, operating income was 23%, compared to 19% in the first six months of 2016.

•	Net income was $20.7 million, or $1.84 per diluted share, compared to $23.5 million, or $2.03 per diluted share, in the first six months of 2016.

Management Commentary

“Our revenue for the second quarter declined by 14% from the prior quarter primarily due to the slowdown we have been experiencing in our Asian markets since the third quarter of 2016,” commented Chris Sharng, President of Natural Health Trends Corp. “Further, the second quarter of 2016 presented a challenging year-over-year comparison due to record product orders in anticipation of a significant product price increase effective last June. Partially offsetting the year-over-year decrease in net sales was strength in Europe, our market opening in Peru and a positive response to our most recent product introductions.”

Mr. Sharng further commented, “We are pleased to announce we received preliminary approval for a direct selling license in Malaysia, which correlates perfectly with our summer Ambassador Academy event we have been actively preparing for in Kuala Lumpur. We also recently celebrated our grand opening in Peru and received registration approval for key products, enabling us to generate nearly $500 thousand in product orders during the quarter. In addition, we are working to reinvigorate momentum in Asia by enhancing our incentive programs and adjusting our bonus and reward programs to provide more resources to the most productive and up-and-coming members. While it will take time to restore our Asian markets to growth and to train our leaders to navigate the challenges involved with operating through a slowdown, we believe the measures we have taken to enhance our matching bonus and ease rank advancement will help attract, motivate and retain a strong member base.”

Balance Sheet and Cash Flow

•
Net cash provided by operating activities in the second quarter of 2017 was $6.8 million, compared to $16.6 million in the second quarter of 2016. For the first six months of 2017, net cash provided by operating activities was $20.6 million, compared to $30.4 million in the first six months of 2016.

•
On July 31, 2017, the Company's Board of Directors declared a quarterly dividend of $0.11 per share on outstanding common stock, which represents a 10% increase over the prior quarter dividend, as well as a special cash dividend of $0.25 per share on outstanding common stock. The dividends will be payable on August 31, 2017 to stockholders of record as of August 21, 2017.

Second Quarter 2017 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2017 financial results today, Wednesday, August 2, 2017 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, August 2, 2017
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13664982
Webcast:	http://public.viavid.com/index.php?id=125041

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on August 2, 2017 through 11:59 p.m. Eastern Time on August 16, 2017 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13664982.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 10, 2017 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investors:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$136,261	$125,921
Inventories	9,804	11,257
Other current assets	3,638	4,066
Total current assets	149,703	141,244
Property and equipment, net	1,292	1,388
Goodwill	1,764	1,764
Restricted cash	3,039	2,963
Other assets	768	692
Total assets	$156,566	$148,051
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,371	$2,145
Income taxes payable	4,971	663
Accrued commissions	12,666	13,611
Other accrued expenses	10,366	14,989
Deferred revenue	3,994	4,948
Amounts held in eWallets	18,713	19,165
Other current liabilities	1,622	1,633
Total current liabilities	54,703	57,154
Deferred tax liability	285	268
Long-term incentive	7,179	8,190
Total liabilities	62,167	65,612
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,665	86,574
Retained earnings	49,198	38,548
Accumulated other comprehensive loss	(907)	(807)
Treasury stock, at cost	(40,570)	(41,889)
Total stockholders’ equity	94,399	82,439
Total liabilities and stockholders’ equity	$156,566	$148,051

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)
Net sales	$51,465	$80,391	$111,339	$154,737
Cost of sales	9,793	15,059	21,038	29,339
Gross profit	41,672	65,332	90,301	125,398
Operating expenses:
Commissions expense	22,075	37,883	48,040	72,969
Selling, general and administrative expenses	6,590	12,431	16,126	23,335
Depreciation and amortization	140	91	276	180
Total operating expenses	28,805	50,405	64,442	96,484
Income from operations	12,867	14,927	25,859	28,914
Other income (expense), net	80	16	236	(8)
Income before income taxes	12,947	14,943	26,095	28,906
Income tax provision	2,644	2,742	5,367	5,425
Net income	$10,303	$12,201	$20,728	$23,481
Net income per common share:
Basic	$0.92	$1.08	$1.84	$2.03
Diluted	$0.91	$1.07	$1.84	$2.03
Weighted-average number of common shares outstanding:
Basic	11,243	11,333	11,236	11,553
Diluted	11,274	11,359	11,264	11,579
Cash dividends declared per common share	$0.45	$0.06	$0.89	$0.11

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2017	2016
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,728	$23,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	276	180
Stock-based compensation	17	84
Cumulative translation adjustment realized in net income	(258)	132
Changes in assets and liabilities:
Inventories	1,388	(1,865)
Other current assets	489	(612)
Other assets	(58)	2
Accounts payable	226	665
Income taxes payable	4,304	487
Accrued commissions	(915)	(989)
Other accrued expenses	(3,229)	2,597
Deferred revenue	(939)	4,816
Amounts held in eWallets	(327)	1,759
Other current liabilities	(24)	203
Long-term incentive	(1,049)	(506)
Net cash provided by operating activities	20,629	30,434
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(170)	(524)
Net cash used in investing activities	(170)	(524)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	—	(23,704)
Dividends paid	(10,078)	(1,262)
Net cash used in financing activities	(10,078)	(24,966)
Effect of exchange rates on cash and cash equivalents	(41)	(209)
Net increase in cash and cash equivalents	10,340	4,735
CASH AND CASH EQUIVALENTS, beginning of period	125,921	104,914
CASH AND CASH EQUIVALENTS, end of period	$136,261	$109,649
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	1,393	1,741